                                                                    EXHIBIT 99.1

         PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION - OVERVIEW
                                  (UNAUDITED)
            PHILIP MORRIS COMPANIES INC. AND NABISCO HOLDINGS CORP.

     The pro forma condensed combined financial information gives effect on a purchase accounting basis to the acquisition of Nabisco by the Company. The financial statements reflect the acquisition of 265.1 million outstanding Shares for $55 per share and the assumption of approximately $4.0 billion in net debt. These financial statements do not give effect to the proposed Kraft IPO.

     The pro forma condensed combined balance sheet assumes that the acquisition occurred on September 30, 2000, whereas the pro forma condensed combined statements of earnings assume that the acquisition occurred on January 1, 1999. In this connection, the Company estimates that the total amount of funds required to purchase all outstanding Shares and to pay related costs will be approximately $15.2 billion. In addition, the acquisition entails the assumption of approximately $4.0 billion of existing Nabisco debt. The Company anticipates that net acquisition borrowings will be approximately $12.2 billion. The actual funding for the acquisition will be determined subsequent to the filing of this Form 8-K, but before the expected closing date of the acquisition. It is not anticipated that the total amount of actual borrowings will differ materially from the anticipated net borrowings of $12.2 billion.

     The Company has not completed appraisals, evaluations or other studies of the fair value of Nabisco's assets and liabilities. Accordingly, the pro forma adjustments may be subject to substantial revision once the acquisition has occurred and the subsequent appraisals, evaluations and other studies of the fair value of Nabisco's assets and liabilities are completed. Subsequent to the acquisition, the Company intends to implement a plan to realign and reorganize certain Nabisco operations. The costs of implementing the plan, which may be significant, have not been reflected in the accompanying pro forma financial statements. Revisions to the pro forma adjustments would increase or decrease the amount of goodwill and intangible assets, net, deferred income taxes and related amortization of goodwill in the accompanying pro forma financial statements. In addition, the merger of Nabisco's operations with those of Kraft may result in the closure of certain Kraft facilities, with Kraft recording charges to the statement of earnings following the expected completion of the acquisition in the fourth quarter of 2000. Such potential charges, which would relate to plant closures and involuntary separation of employees, would be recorded against current earnings in the period in which integration plans are finalized.

     The pro forma condensed combined results of operations do not give effect to any synergies expected to result from the merger of Nabisco's operations with those of Kraft.

     The pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have been achieved if the acquisition had occurred on the assumed dates, nor are they necessarily indicative of future combined financial position or results of operations.

         PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION - OVERVIEW
                                  (UNAUDITED)
            PHILIP MORRIS COMPANIES INC. AND NABISCO HOLDINGS CORP.
                                  (CONTINUED)

     The pro forma condensed combined financial statements should be read in conjunction with the following financial statements:

     1. The consolidated financial statements of the Company filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 1999, and in its Quarterly Reports on Form 10-Q for the three months ended March 31, 2000, for the three and six months ended June 30, 2000 and for the three and nine months ended September 30, 2000.

     2. The consolidated financial statements of Nabisco filed with the Securities and Exchange Commission in its Annual Report on Form 10-K/A for the year ended December 31, 1999 and in its Quarterly Reports on Form 10-Q/A for the three months ended March 31, 2000, and for the three and six months ended June 30, 2000, all amended on October 3, 2000 and in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2000.

            PHILIP MORRIS COMPANIES INC. AND NABISCO HOLDINGS CORP.
                     PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           As of September 30, 2000
                           (in millions of dollars)
                                  (Unaudited)

                                                                 Historical                        Pro Forma
                                                       ------------------------------    -------------------------------
                                                        Philip Morris       Nabisco       Adjustments         Combined
                                                       --------------    ------------    -------------      ------------
ASSETS
Consumer products
     Cash and cash equivalents                         $        4,779    $        140    $      (3,022)(a)  $      1,897
     Receivables, net                                           4,549             555                              5,104
     Inventories                                                8,100             951                              9,051
     Other current assets                                       2,171             183                              2,354
                                                       --------------    ------------    -------------      ------------
           Total current assets                                19,599           1,829           (3,022)           18,406
     Property, plant and equipment, net                        12,252           2,942                             15,194
     Goodwill and other intangible assets, net                 16,381           6,388           11,173 (b)        33,942
     Other assets                                               3,910             451                              4,361
                                                       --------------    ------------    -------------      ------------
           Total consumer products assets                      52,142          11,610            8,151            71,903
                                                       --------------    ------------    -------------      ------------
Financial services
     Finance assets, net                                        7,972                                              7,972
     Other assets                                                 165                                                165
                                                       --------------    ------------    -------------      ------------
           Total financial services assets                      8,137               -                -             8,137
                                                       --------------    ------------    -------------      ------------
           TOTAL ASSETS                                $       60,279    $     11,610    $       8,151      $     80,040
                                                       ==============    ============    =============      ============

LIABILITIES
Consumer products
     Short-term borrowings                             $          200    $         80    $       5,000 (a)  $      5,280
     Current portion of long-term debt                          1,741             100                              1,841
     Accounts payable                                           2,703             359                              3,062
     Accrued liabilities                                       11,352           1,039                             12,391
     Income taxes                                               1,318             173                              1,491
     Dividends payable                                          1,192              50                              1,242
                                                       --------------    ------------    -------------      ------------
           Total current liabilities                           18,506           1,801            5,000            25,307
     Long-term debt                                             9,327           3,834            7,200 (a)        20,361
     Deferred income taxes                                      1,423           1,143                              2,566
     Accrued postretirement healthcare costs                    2,697             385                              3,082
     Other liabilities                                          6,375             398                              6,773
                                                       --------------    ------------    -------------      ------------
           Total consumer products liabilities                 38,328           7,561           12,200            58,089
Financial services
     Short-term borrowings                                        795                                                795
     Long-term debt                                               890                                                890
     Deferred income taxes                                      4,666                                              4,666
     Other liabilities                                            698                                                698
                                                       --------------    ------------    -------------      ------------
           Total financial services liabilities                 7,049               -                -             7,049
                                                       --------------    ------------    -------------      ------------
           Total liabilities                                   45,377           7,561           12,200            65,138

Contingencies

STOCKHOLDERS' EQUITY
     Common stock                                                 935               3               (3)(c)           935
     Earnings reinvested in the business                       32,617           4,319           (4,319)(c)        32,617
     Accumulated other comprehensive losses                    (2,997)           (273)             273 (c)        (2,997)
                                                       --------------    ------------    -------------      ------------
                                                               30,555           4,049           (4,049)           30,555
     Less cost of repurchased stock                           (15,653)                                           (15,653)
                                                       --------------    ------------    -------------      ------------
           Total stockholders' equity                          14,902           4,049           (4,049)           14,902
                                                       --------------    ------------    -------------      ------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $       60,279    $     11,610    $       8,151      $     80,040
                                                       ==============    ============    =============      ============

     See Overview and Notes to Pro Forma Condensed Combined Balance Sheet.

            PHILIP MORRIS COMPANIES INC. AND NABISCO HOLDINGS CORP.
              NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            As of September 30, 2000
                            (in millions of dollars)
                                  (Unaudited)

     The following is a summary of estimated adjustments reflected in the pro forma condensed combined balance sheet:

 (a) Estimated acquisition borrowings for the purchase of outstanding Shares and other relevant estimated payments as follows:


     Debt:
     Estimated cost to purchase outstanding Shares and
       related options                                               $14,902
     Estimated transaction costs                                         200
     Estimated change in control costs                                   120
     Estimated cash used to purchase outstanding Shares
       and related options                                            (3,022)
                                                                     -------
       Total ($5,000 short-term; $7,200 long-term)                   $12,200
                                                                     =======

     The net acquisition borrowings will comprise $12,200 in short-term borrowings, of which $7,200 will be reclassified as long-term borrowings based upon the Company's reliance on an existing revolving bank credit agreement which expires in 2002.

 (b) Estimated adjustments to goodwill and other intangible assets:
     Record goodwill and other intangible assets                     $17,561
     Eliminate Nabisco's pre-acquisition goodwill and
       other intangible assets                                        (6,388)
                                                                     -------
     Total                                                           $11,173
                                                                     =======

 (c) Elimination of Nabisco's stockholders' equity accounts.

            PHILIP MORRIS COMPANIES INC. AND NABISCO HOLDINGS CORP.
              PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                 For the Nine Months Ended September 30, 2000
                (in millions of dollars, except per share data)
                                  (Unaudited)

                                                                Historical                          Pro Forma
                                                      --------------------------------   ---------------------------------
                                                        Philip Morris       Nabisco        Adjustments         Combined
                                                      ----------------  --------------   --------------     --------------
Operating revenues                                     $       60,942    $      6,580                        $     67,522

Cost of sales                                                  22,091           3,594                              25,685

Excise taxes on products                                       13,172                                              13,172
                                                      ----------------  --------------   --------------     --------------

         Gross profit                                          25,679           2,986                              28,665

Marketing, administration and research costs                   14,043           2,199     $         (49) (a)       16,193

Amortization of goodwill                                          442             165               164  (b)          771
                                                      ----------------  --------------   --------------     --------------

         Operating income                                      11,194             622              (115)           11,701

Interest and other debt expense, net                              536             228               765  (c)        1,529
                                                      ----------------  --------------   --------------     --------------

         Earnings before income taxes                          10,658             394              (880)           10,172

Provision for income taxes                                      4,159             158              (279) (d)        4,038
                                                      ----------------  --------------   --------------     --------------

         Net earnings                                  $        6,499    $        236     $        (601)     $      6,134
                                                      ================  ==============   ==============     ==============

Per share data:

         Basic earnings per share                      $         2.86                                        $       2.70
                                                      ================                                      ==============

         Diluted earnings per share                    $         2.85                                        $       2.69
                                                      ================                                      ==============

         Basic weighted average number of
         shares (millions)                                      2,276                                               2,276
                                                      ================                                      ==============

         Diluted weighted average number of
         shares (millions)                                      2,284                                               2,284
                                                      ================                                      ==============





See Overview and Notes to Pro Forma Condensed Combined Statements of Earnings.

            PHILIP MORRIS COMPANIES INC. AND NABISCO HOLDINGS CORP.
              PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                     For the Year Ended December 31, 1999
                (in millions of dollars, except per share data)
                                  (Unaudited)

                                                                Historical                          Pro Forma
                                                      ------------------------------    -------------------------------
                                                       Philip Morris      Nabisco*       Adjustments         Combined
                                                      --------------    ------------    -------------      ------------
Operating revenues                                    $       78,596    $      8,268                       $     86,864

Cost of sales                                                 29,561           4,502                             34,063

Excise taxes on products                                      16,845                                             16,845
                                                      --------------    ------------    -------------      ------------

         Gross profit                                         32,190           3,766                             35,956

Marketing, administration and research costs                  18,118           2,691                             20,809

Amortization of goodwill                                         582             213    $         226 (b)         1,021
                                                      --------------    ------------    -------------      ------------

         Operating income                                     13,490             862             (226)           14,126

Interest and other debt expense, net                             795             280            1,020 (c)         2,095
                                                      --------------    ------------    -------------      ------------

         Earnings before income taxes                         12,695             582           (1,246)           12,031

Provision for income taxes                                     5,020             222             (403)(d)         4,839
                                                      --------------    ------------    -------------      ------------

         Net earnings                                 $        7,675    $        360    $        (843)     $      7,192
                                                      ==============    ============    =============      ============

Per share data:

         Basic earnings per share                     $         3.21                                       $       3.01
                                                      ==============                                       ============

         Diluted earnings per share                   $         3.19                                       $       2.99
                                                      ==============                                       ============

         Basic weighted average number of
         shares (millions)                                     2,393                                              2,393
                                                      ==============                                       ============

         Diluted weighted average number of
         shares (millions)                                     2,403                                              2,403
                                                      ==============                                       ============

* Excludes $3 million extraordinary loss on the early extinguishment of debt, net of income taxes.



See Overview and Notes to Pro Forma Condensed Combined Statements of Earnings.

            PHILIP MORRIS COMPANIES INC. AND NABISCO HOLDINGS CORP. NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

        For the Nine Months Ended September 30, 2000 and the Year Ended
                               December 31, 1999
                                  (Unaudited)

     The following is a summary of the estimated adjustments reflected in the pro forma condensed combined statement of earnings:

     (a) Reversal of Nabisco's non-recurring pre-tax charge of $49 million included in earnings for the nine months ended September 30, 2000 for expenses associated with the pending sale of Nabisco to the Company.

     (b) Amortization of acquisition goodwill over 40 years, net of reversal of Nabisco's amortization of pre-acquisition goodwill.

     (c) Represents estimated interest expense of $618 million and $147 million of estimated interest income reduction, and estimated interest expense of $824 million and $196 million of estimated interest income reduction, for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively. Interest expense has been computed based on assumed net acquisition borrowings of $12.2 billion. The net acquisition borrowings will comprise $12.2 billion in short-term borrowings, of which $7.2 billion will be reclassified as long-term borrowings based upon the Company's reliance on an existing revolving bank credit agreement which expires in 2002. Interest expense has been calculated using a weighted average interest rate of 6.75% for all borrowings. This rate approximates rates currently available. For every 1/8% (12.5 basis points) change in the assumed interest rate for the borrowings, there would be a corresponding effect of approximately $7 million (less than $0.01 per share) and $9 million (less than $0.01 per share), on the pro forma combined net earnings, for the nine months ended September 30, 2000 and for the year ended December 31, 1999, respectively. The reduction of interest income reflects a $3.0 billion reduction in cash and cash equivalents, which funds were assumed to have been used to fund the acquisition, at an assumed rate of 6.5%, the rate currently earned by the Company on its investment of excess cash.

     (d) Recognition of income tax effects at 39.0% for the nine months ended September 30, 2000 and at 39.5% for the year ended December 31, 1999.